Exhibit 16.1

November 06, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	DATARAM CORPORATION File No. 001-8266

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 06, 2015 of DATARAM CORPORATION (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP